Exhibit (g)(5)

Customer Account Agreement

This account agreement, including all terms, schedules, supplements and exhibits attached hereto, and the account application (this “Customer Account Agreement”) sets forth the terms and conditions under which Cowen and Company, LLC (“Cowen”) and on behalf of itself and each of Cowen’s subsidiaries, parents and affiliates (each a “Cowen Entity” and collectively, the “Cowen Entities”) will establish and maintain one or more accounts on behalf of the customer specified in the account application (“Customer”) and Cowen will otherwise transact business with Customer. In consideration of Cowen accepting and maintaining an account for Customer, Customer hereby represents and warrants that it has read, understands, consents and agrees to all the terms and conditions set forth in this Customer Account Agreement.

This Customer Account Agreement shall consist of the account application and the Base Account Agreement attached as Exhibit A hereto (the “Base Account Agreement”), in addition to each of the following exhibits and supplements to the extent applicable based on Customer’s selections on the account application and the certifications, resolutions and any fee schedule or amended fee schedule to which the parties may agree from time to time, all of which are hereby incorporated by reference with the same force and effect as though fully set forth herein, all of which taken together shall constitute a single, integrated agreement.

○	Prime Brokerage Terms, attached as Exhibit B hereto

○	Electronic Trading Terms, attached as Exhibit C hereto;

○	Truth-in-Lending Statement, attached as Exhibit D hereto;

○	Margin Disclosure Document, attached as Exhibit E hereto;

○	Electronic Delivery Consent, attached as Exhibit F hereto;

○	U.S. Listed Options Terms, attached as Exhibit G hereto; and

○	Fully Paid Master Securities Lending Agreement, available upon request.

Exhibit A to the Customer Account Agreement – Base Account Agreement

This account agreement (including all schedules attached hereto, this “Base Account Agreement”) is entered into between Customer and Cowen. This Base Account Agreement is incorporated as an exhibit to the Customer Account Agreement (the “Agreement”) and sets forth the terms and conditions on which Cowen will open and maintain accounts (the “Accounts”) for margin, execution, settlement and other products or services and otherwise transact business with Customer. Certain capitalized terms used in this Agreement are defined in Section 22.

1.	[INTENTIONALLY DELETED]

2.	Applicable Law - All transactions shall be subject to Applicable Law. Customer acknowledges and agrees that Customer does not have a private right of action with respect to certain Applicable Laws.

3.

Margin Maintenance, Repayment of Financing - Cowen may, from time to time, in its sole discretion, extend credit to Customer, and any and all such extensions of credit will be made solely by Cowen. Customer will at all times maintain in, and upon written or oral demand furnish to or otherwise provide to Cowen in a manner satisfactory to Cowen, assets of the types and in the amounts required by Cowen in light of outstanding Contracts with Cowen (“Margin”). Immediately upon written or oral demand by Cowen, Customer shall pay to Cowen in immediately available U.S. funds any principal balance of, accrued unpaid interest on, and any other Obligation owing in respect of, any Account. Whenever in Cowen’s sole discretion Cowen deems it desirable for Cowen’s protection (and without the necessity of a margin call or any other form of notice), Cowen may, without prior demand, tender, and without any notice of the time or place of sale, all of which are expressly waived, sell any or all Collateral, or buy any securities, or Contracts relating thereto which Customer’s Account or Accounts may be short, in order to close out in whole or in part any due and unpaid Obligation, or Cowen may place stop orders with respect to such securities and any of the forgoing sales or purchases may be made at Cowen’s discretion on any national securities exchange, securities marketplace other than a national securities exchange, before or after-hours market, or other market where such business is then transacted, or at a public auction or private sale, with or without advertising. Customer agrees to be responsible for any loss Cowen may incur as a result of such close-out. No demands, calls, representations, assurances, tenders or notices that Cowen may make or give nor any prior course of conduct or dealings between Cowen and Customer shall invalidate or modify Cowen’s rights as set out above to take such actions as Cowen deems desirable for Cowen’s protection. Cowen shall have the right to purchase for Cowen’s own account any or all of the aforesaid property at such sale, discharged of any right of redemption, which is hereby waived. Customer understands that its financial exposure could exceed the value of assets in its Account(s) and Customer is liable for payment upon demand of any Obligation owed following a whole or partial liquidation. Interest will accrue on any such deficiency at prevailing margin rates until paid. Customer agrees to reimburse Cowen for all reasonable costs and expenses incurred in the collection of any Obligation, including, but not limited to, attorneys’ fees.

4.	Security Interest -

(a)

Grant of Security Interest. Customer hereby assigns and pledges to Cowen all Collateral, and Customer hereby grants a continuing first priority security interest therein, a lien thereon and a right of set off against any Collateral, and all such Collateral shall be subject to a general lien and a continuing first security interest and fixed charge, in each case securing the discharge of all Obligations, Contracts with Cowen and liabilities of Customer to Cowen hereunder and thereunder, whether now existing or hereafter arising and irrespective of whether or not Cowen has made advances in connection with such Collateral, and irrespective of the number of accounts Customer may have with Cowen, and of which Cowen Entity holds such Collateral.

(b)

No other Liens. All Collateral upon delivery to Cowen shall be free and clear of all prior liens, claims and encumbrances (other than liens solely in favor of Cowen Entities), and Customer will not cause or allow any of the Collateral, whether now owned or hereafter acquired, to be or become subject to any liens, security interests, mortgages or encumbrances of any nature other than security interests solely in a Cowen Entity’s favor. Furthermore, Collateral consisting of securities shall be delivered in good deliverable form (or Cowen shall have the power to place such securities in good deliverable form) in accordance with the requirements of the primary market or markets for such securities.

(c)

Perfection. Customer shall execute such documents and take such other actions as Cowen shall reasonably request in order to perfect the Cowen Entities’ rights with respect to any such Collateral. Without limiting the generality of the foregoing, Customer agrees to record the security interests granted hereunder in any internal or external register of mortgages and charges maintained by or with respect to Customer under Applicable Law. Customer shall pay the fees for any filing, registration, recording or perfection of any security interest contemplated by this Agreement and pay, or cause to be paid, from the Accounts any and all Taxes imposed on the Collateral by any authority. In addition, Customer appoints Cowen as Customer’s attorney-in-fact to act on Customer’s behalf to sign, seal, execute and deliver all documents, and do all acts, as may be required, or as Cowen shall determine to be advisable, to perfect the security interests created hereunder in, provide for Cowen to have control of, or realize upon any rights of the Cowen Entities in, any or all of the Collateral. The Cowen Entities and Customer each acknowledge and agree that each account maintained by Cowen to which any Collateral is credited is a “securities account” within the meaning of Article 8 of the Uniform

Commercial Code, as in effect in the State of New York (the “NYUCC”), and all property and assets held in or credited from time to time to such an account shall be treated as a “financial asset” for purposes of Article 8 of the NYUCC, provided that any such account may also be a “deposit account” (within the meaning of Section 9-102(a)(29) of the NYUCC) or a “commodity account” (within the meaning of Section 9-102(a)(14) of the NYUCC). Cowen represents and warrants that it is a “securities intermediary” within the meaning of Article 8 of the NYUCC and is acting in such capacity with respect to each such account maintained by it.

(d)

Effect of Security Interest. The Cowen Entities’ security interest in the Collateral shall (i) remain in full force and effect until the payment and performance in full of Customer’s Obligations, (ii) be binding upon Customer, its successors and permitted assigns, and (iii) inure to the benefit of, and be enforceable by, such Cowen Entity and its respective successors, transferees and assigns.

(e)

Contract Status. The parties acknowledge that this Agreement and each Contract entered into pursuant to this Agreement are each a “securities contract”, “swap agreement,” “forward contract,” or “commodity contract” within the meaning of the United States Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”) and that each delivery, transfer, payment and grant of a security interest made or required to be made hereunder or thereunder or contemplated hereby or thereby or made, required to be made or contemplated in connection herewith or therewith is a “transfer” and a “margin payment” or a “settlement payment” within the meaning of Sections 362(b)(6),(7),(17) and/or (27) and Sections 546(e), (f), (g) and/or (j) of the Bankruptcy Code. The parties further acknowledge that this Agreement is a “master netting agreement” within the meaning of the Bankruptcy Code and a “netting contract” within the meaning of the Federal Deposit Insurance Corporation Improvement Act of 1991.

5.	Maintenance of Collateral -

(a)

General. Cowen holds Collateral for itself and also as agent and bailee for all other Cowen Entities that are secured parties under any Contract or as to which Customer has any Obligation. Except where otherwise required by Applicable Law or where adverse regulatory capital, reserve or other similar costs (“Adverse Costs”) would thereby arise, the security interests of Cowen in any Collateral shall rank in such order of priority as Cowen may agree from time to time; provided, however, that Cowen shall have first priority interest in the assets that it holds other than assets held in a cash account. In the event that Cowen is obliged by Applicable Law to maintain a first priority lien, or where Cowen would suffer Adverse Costs if it did not maintain a first priority lien, Cowen’s interest in the applicable Collateral shall have priority to the extent required to satisfy the requirements of Applicable Law or avoid such Adverse Costs. In the event that two or more Cowen Entities are so obliged to maintain a first priority lien, or would suffer Adverse Costs if they did not maintain a first priority lien, the relevant

Cowen Entities shall determine among themselves the priority of their respective interests in the relevant Collateral. Notwithstanding anything herein to the contrary, except as otherwise agreed by Cowen, the security interest of Cowen in any Collateral consisting of the Customer’s right, title or interest in, to or under any Contract with Cowen shall be subject to any enforceable right of setoff or netting (including, without limitation, any such right granted pursuant to Section 12 hereof) that the Cowen Entity that is party to such Contract may have with respect to the obligations of the Customer to Cowen (whether arising under such Contract or any other Contract with Cowen).

(b)

Transfers of Collateral between Accounts. Customer agrees that Cowen, at any time, at Cowen’s discretion and without prior notice to Customer, may transfer any and all Collateral from Customer’s Account with Cowen to any other account Customer maintains with Cowen and may transfer such Collateral to other Cowen Entities, in each case, solely to the extent necessary to satisfy any margin requirement or other Obligation of Customer to such Cowen Entity. With respect to Collateral pledged principally to secure Obligations under any Contract, the Cowen Entities shall have the right, but in no event the obligation, to apply all or any portion of such Collateral to Customer’s Obligations to the Cowen Entities under any other Contract; to transfer all or any portion of such Collateral to secure Customer’s Obligations to Cowen Entities under any other Contract to the extent necessary to satisfy a margin requirement for those entities; or to release any such Collateral. Under no circumstances shall any Collateral pledged principally to secure Obligations to Cowen Entities under any Contract be required to be applied or transferred to secure Obligations or to be released if (i) such Cowen Entity determines that such transfer would render it under-secured with respect to any Obligations, (ii) an event of default has occurred with respect to Customer under any Contract or Obligation or (iii) any such application, transfer or release would be contrary to Applicable Law.

(c)

Control by Cowen. Each Cowen Entity that (i) is the securities intermediary in respect of any securities account constituting Collateral, or to which any Collateral is credited or in which any Collateral is held or carried, agrees that it will comply with entitlement orders originated by Cowen in accordance with this Agreement with respect to any such securities account or Collateral without any further consent by Customer, (ii) is the bank in respect of any deposit account constituting Collateral, or to which any Collateral is credited or in which any Collateral is held or carried, agrees with Customer and each other Cowen Entity (each of whom so agrees with it) that it will comply with instructions originated by Cowen in accordance with this Agreement directing disposition of the funds in such deposit account without any further consent by Customer and (iii) is the commodity intermediary in respect of any commodity contract or commodity account constituting Collateral, or any commodity account to which any Collateral is credited or in which any Collateral is held or carried, agrees with Customer and each other Cowen Entity (each of whom so agrees with it) that it will apply any value on account of any such Collateral as directed by any other Cowen Entity, without any further consent by Customer. Customer hereby consents to the foregoing agreements of the Cowen Entities. Cowen, where relevant as the securities intermediary, commodity intermediary or bank with respect to any such securities, commodity or deposit account or any such commodity contract represents and warrants that it has not, and agrees that it will not, agree to comply with entitlement orders, directions or instructions concerning any such account or any security entitlements, financial assets, commodity contracts or funds credited thereto or held or carried thereon that are originated by any person other than (i) Cowen or (ii) (until Cowen shall have given a “notice of sole control”) Customer. Cowen hereby notifies each other Cowen Entity of its security interest in, and the assignment by way of security to it of, the Collateral. Cowen acknowledges such notice from each other Cowen Entity and Cowen and Customer consent to the security interest granted by this Section.

6.

Rehypothecation - Except as otherwise specified below, Customer expressly directs and grants Cowen the right, to the fullest extent that it may effectively do so under Applicable Law and without further notice to Customer (but, in any event, subject to Rule 15c3-3 under the Exchange Act, as amended (“Rule 15c3-3”)) for and on behalf of each Customer Account, (a) to hold and re-register the Collateral in its own name or in another name other than Customer’s, and to pledge, repledge, hypothecate, rehypothecate, sell, lend, or otherwise transfer or use any amount of the Collateral, separately or together with other amounts of the Collateral, with all attendant rights of ownership (including the right to vote the securities), for the sum due to Cowen, or for a greater sum and for a period of time longer than the Obligations or Contracts with respect to which such Collateral was pledged, and without retaining in its possession and control a like amount of similar Collateral and (b) to use or invest cash Collateral at its own risk. In the event that Cowen pledges, repledges, hypothecates or rehypothecates any Collateral, Cowen may receive and retain certain benefits to which the Customer will not be entitled. Any dividend, interest payment or other distribution paid in respect of such Collateral will be re-classified as a “substitute payment” and credited to Customer’s Account. The tax consequences of receiving a substitute payment are, or may be, different than the consequences realized from the receipt of a payment made directly in respect of the Collateral. Customer will generally not be able to exercise voting rights in respect of Collateral pledged, repledged, borrowed, hypothecated or rehypothecated by Cowen. For the purposes of the return of any Collateral to Customer, Cowen’s return obligations shall be satisfied by delivering securities or other financial assets of the same issuer, class and quantity as the Collateral initially transferred. For the avoidance of doubt, Customer hereby grants Cowen its consent to hypothecate its securities for the purposes of Rule 15c2-1(a)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”).

7.	Cash Sweep

(a)

Cowen may, in its discretion, pay interest on any Cash Balances awaiting investment. Cowen may permit the Customer to invest or place available Cash Balances over certain minimum amounts to be swept or automatically invested, either weekly or daily, depending on the amount of the Cash Balance and according to a periodic sweep schedule determined by Cowen in its discretion, in money market funds (“MMF Sweep Product”), FDIC-insured bank deposit accounts (such banks, “Program Bank”, and any such investment, the “Bank Sweep Product”) or such other accounts or arrangements as Cowen may make available to the Customer (together with Cash Balance, each a “Sweep Product” and collectively, the “Sweep Options”). The Customer understands that account statements will reflect the payment of interest on any Cash Balance and all sweep transactions (including purchases, redemptions, dividends and dividend reinvestments). These account statements are provided in lieu of separate confirmations of sweep transactions. Cowen may change or replace the Sweep Options available to the Customer at its discretion.

(b)

Cowen will provide the Customer advance notice of any such change in Sweep Options as may be required by Applicable Law. With respect to any proposed change in the Customer’s Sweep Option, change in available Sweep Options or change in the terms of a Sweep Option (such as a transfer of the Customer’s interest from one money market fund to another money market fund, or from one FDIC-insured bank deposit account to a deposit account at another FDIC-insured bank), Cowen will provide the Customer with 30 days’ advance written notice that will describe, as applicable, the changes to the terms and conditions of the Sweep Product, changes to any option within such Sweep Product and any change to the available Sweep Options, along with any change of the Customer’s investment from one Sweep Product to another. This notice will also describe the new terms and conditions of the Sweep Product or the new Sweep Option, and the Sweep Options available to the Customer if the Customer does not accept the new terms and conditions or option. Unless the Customer notifies Cowen of an objection to any such change, the Customer authorizes Cowen to withdraw cash or redeem securities maintained in the prior Sweep Option and to invest or place the proceeds in the replacement Sweep Option. The Customer understands that the Customer will be bound by the terms and conditions for the Sweep Option that is associated with each Account. In addition, the Customer understands that different Sweep Options may be offered by Cowen in connection with various accounts, services and products. If the Customer decides to enroll an Account in a new service with different available Sweep Options, then, absent the Customer’s affirmative election of a particular Sweep Option available under this new service, the Customer authorizes Cowen to withdraw cash or redeem securities maintained in the prior Sweep Option for the Account and to reinvest or place the proceeds in the new Sweep Option. The Customer shall be responsible for any investment losses associated with the Customer’s decision to enroll an Account in a new service with a different Sweep Option or changes to a Sweep Option for which the Customer does not make an affirmative election or for which the Customer does not notify Cowen of the Customer’s objection.

(c)

The Customer may change its selection among the products available in a Sweep Product, or the Customer may elect, subject to any limitation set forth in any Sweep Product agreement or, where applicable, under federal banking laws (which includes, without limitation, Program Banks’ potential requirement of seven days’

notice before permitting a withdrawal or transfer of funds from an account) that the balance in the bank deposit account be returned or the shares of the money market mutual fund be liquidated and the proceeds returned, as applicable, to the Account or remitted to the Customer. With respect to any Cash Balance that the Customer opts to have automatically transferred to an account at a bank via the Bank Sweep Product, the Customer agrees that it is responsible for monitoring the balance of the Customer’s Bank Sweep Product accounts deposited with the Program Banks to determine whether the Customer has total deposit balances held in the same capacity at any Program Bank in excess of the $250,000 FDIC deposit insurance limit.

(d)

Cash Balances are insured by SIPC as described in Section 20. Bank Sweep Products are insured by the FDIC up to the applicable limit, but are not insured by SIPC or obligations of Cowen. Money market funds are securities that may increase or decrease in value. They are not insured or guaranteed by the FDIC, any other government agency, Cowen or Program Bank, and there can be no assurance that such funds will maintain their net asset value.

(e)

Interest Rate Information. Interest paid on Cash Balances will be calculated using the interest rates, calculation methodology and compounding frequency set by Cowen, which are subject to change from time-to-time by Cowen without prior notice.

(f)

Use of Cash Balance and Payment of Fees to Others. Any Cash Balances in an Account (i) can be maintained in the Account and will earn interest as described above and (ii) are held unsegregated and may be used by Cowen in the conduct of its business, subject to the limitations of Exchange Act Rule 15c3-3. Cowen reserves the right to stop paying interest on the Cash Balances, to close the Account or to take any other action if Cowen, in its sole discretion, determines that the Customer is maintaining a Cash Balance solely for the purpose of receiving interest payments.

(g)

The Customer authorizes Cowen to, without notice to the Customer, withdraw cash or redeem securities maintained in a Sweep Product to satisfy any debit balance, settle a transaction, serve as collateral for a margin loan, short sale or option position or to satisfy any other indebtedness or obligation to any Cowen Entity, including any Obligation, or otherwise with respect to the Account in an amount sufficient to satisfy any such indebtedness or obligation. The Customer authorizes Cowen to act as the Customer’s agent to purchase and redeem Sweep Products in connection with the investment of Cash Balances under this Customer Agreement.

(h)

The Sweep Products may, to the extent permitted by law, include money market funds or other Sweep Products for which Cowen receives compensation in connection with the purchase and holding of Sweep Products (such as administration, transfer agency, distribution and shareholder services). Cowen may receive from Program Banks or providers of Sweep Products fees for, among other things, maintaining customer records or providing other services. No portion of these fees will reduce or offset the fees otherwise due to Cowen in connection with the Account unless required by law. There may be certain minimum requirements for initial and subsequent investments in the money market funds or other products. Investments in each money market fund are subject to restrictions, charges and expenses described in the applicable prospectus, which the Customer will receive separately and agrees to read carefully.

8.

Representations and Warranties of Customer - Customer hereby represents and warrants as of the date hereof, which representations and warranties will be deemed repeated on each date on which this Agreement is in effect, that:

(a)

Due Organization; Organizational Information. Customer is duly organized and validly existing under the laws of the jurisdiction of its organization; Customer’s jurisdiction of organization, type of organization, place of business (if it has only one place of business) or chief executive office (if it has more than one place of business) and organizational identification number are, in each case as set forth in the account application or as shall have been notified to Cowen not less than 30 days prior to any change of such information; Customer must promptly inform Cowen in writing as to a change in the place of business of Customer.

(b)

Non-Contravention; Compliance with Applicable Laws. Customer has at all times been, is, and will at all times be, in all material respects, in compliance with Applicable Law, all orders and awards binding on Customer or its property, Customer’s internal documents and policies (including organizational documents), and all material contracts (including this Agreement) or other instruments binding on or affecting Customer or any of its property. Further, Customer maintains adequate controls to be reasonably assured of such compliance. There are no legal or governmental proceedings or investigations pending or, to its knowledge, threatened to which Customer or any Related Person is a party or to which any of the properties of Customer or any Related Person is subject, in each case, that could reasonably be expected to materially and adversely affect Customer’s ability perform its obligations under this Agreement.

(c)

Full Power. Customer has full power and is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. Customer has full power to enter into and engage in any and all transactions (i) in any Account with Cowen or (ii) that are subject to this Agreement. Further, this Agreement has been duly executed and delivered by Customer, and constitutes a valid, binding and enforceable agreement of Customer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and general principles of equity.

(d)

No Consent. No consent of any person and no authorization or other action by, and no notice to, or filing with, any governmental authority or any other person is required that has not already been obtained (i) for the due execution, delivery and performance by Customer of this Agreement; or (ii) for the exercise by Cowen of the rights or remedies provided for in this Agreement, including rights and remedies in respect of the Collateral.

(e)

No Prior Lien. Unless otherwise agreed between Customer and Cowen, Customer is the lawful owner of all Collateral held in connection with any Contract, free and clear of all liens, claims, encumbrances and transfer restrictions, except such as are created under this Agreement and other liens in favor of Cowen Entities, and Customer will not cause or allow any of the Collateral held in connection with this Agreement, whether now owned or hereafter acquired, to be or become subject to any liens, security interests, mortgages or encumbrances of any nature other than those in favor of Cowen Entities. No person (other than Customer and Cowen Entities) has an interest in any Account or any other accounts of Customer with Cowen, any Collateral held in connection with this Agreement or other assets or property held therein or credited thereto or any other Collateral held in connection with this Agreement. Unless Customer has notified Cowen to the contrary, none of the Collateral held in connection with this Agreement are “restricted securities” or securities of an issuer of which Customer is an “affiliate”, each as defined in Rule 144 under the Securities Act of 1933.

(f)

ERISA. The assets of Customer are not and will not be assets of (i) an “employee benefit plan” that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) a person or entity the underlying assets of which include plan assets by reason of Department of Labor Regulation Section 2510.3-101 or otherwise, or (iv) a “governmental plan” as defined in Section 3(32) of ERISA or a “church plan” as defined in Section 3(33) of ERISA that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.

(g)

Information Provided by Customer; Financial Statements. Any information provided by Customer to Cowen in connection with this Agreement is correct and complete in all material respects, and Customer agrees promptly to notify Cowen if there is any material change with respect to any such information. Customer’s financial statements or similar documents previously or hereafter provided to Cowen (i) do or will fairly present the financial condition of Customer as of the date of such financial statements and the results of its operations for the period for which such financial statements are applicable, (ii) have been prepared in accordance with generally accepted accounting principles consistently applied and, (iii) if audited, have been certified without reservation by a firm of independent public accountants. Customer will promptly furnish to Cowen any information (including financial information) about Customer upon Cowen’s request.

(h)

Anti-Money Laundering. To the best of Customer’s knowledge, none of Customer, any person controlling or controlled by Customer, any person having a beneficial interest in Customer, or any person for whom Customer acts as agent or nominee in connection herewith is: (A) an individual or entity, country or territory, that is named on a list issued by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), or an individual or entity that resides, is organized or chartered, or has a place of business, in a county or territory subject to OFAC’s various sanctions/embargo programs; (B) a resident in, or organized or chartered under the laws of (1) a jurisdiction that has been designated by the Secretary of the Treasury under the USA PATRIOT Act as warranting special measures and/or as being of primary money laundering concern, or (2) a jurisdiction that has been designated as non-cooperative with international anti-money laundering principles by a multinational or inter-governmental group such as the Financial Action Task Force on Money Laundering (“FATF”) of which the United States is a member; (C) a financial institution that has been designated by the Secretary of the Treasury as warranting special measures and/or as being of primary money laundering concern; (D) a “senior foreign political figure,” or any “immediate family” member or “close associate” of a senior foreign political figure, in each case within the meaning of Section 5318(i) of Title 31 of the United States Code or regulations issued thereunder; or (E) a prohibited “foreign shell bank” as defined in Section 5318(j) of Title 31 of the United States Code or regulations issued thereunder, or a U.S. financial institution that has established, maintains, administers or manages an account in the U.S. for, or on behalf of, a prohibited “foreign shell bank.”

9.

Representations and Warranties of Cowen - Cowen hereby represents and warrants as of the date hereof, which representations and warranties will be deemed repeated on each date on which this Agreement is in effect, that:

(a)	Due Organization; Organizational Information. Cowen is duly organized and validly existing under the laws of the jurisdiction of its organization.

(b)	Registration. Cowen is a broker-dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended and a member of the Financial Industry Regulatory Authority Inc.

(c)

Enforceability. this Agreement has been duly executed and delivered by Cowen, and constitutes a valid, binding and enforceable agreement of Cowen, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and general principles of equity.

10.

Short Sales - Customer agrees to comply with Applicable Law relating to sales of securities, including but not limited to any requirement that Customer accurately designate a sale as “long,” “short” or “short exempt”.

11.

No Obligation - Customer agrees that Cowen shall be under no obligation to accept any order or execute any trade on behalf of Customer and that Cowen shall be under no obligation to settle any trade effected by Customer away from Cowen. Cowen reserves the right at any time to place a limit on the type or size of transactions that will be executed or settled for Customer. For the avoidance of doubt, Cowen is not required to extend, renew or “roll-over” any Contract or transaction including, but not limited to, any Contract executed on an “open” basis or demand basis with Customer, notwithstanding past practice or market custom.

12.	Events of Default; Setoff -

(a)

Events of Default. (i) In the event of default by Customer on any Obligation under any transaction or Contract with any Cowen Entity or a default, event of default, declaration of default, termination event, exercise of default remedies, or other similar condition or event under any transaction or Contract with any Cowen Entity (howsoever characterized, which, for the avoidance of doubt, includes the occurrence of an Additional Termination Event or Specified Condition under an ISDA Master Agreement) in respect of Customer or any guarantor or credit support provider of Customer, (ii) if Customer shall become bankrupt, insolvent, or subject to any bankruptcy, reorganization, insolvency or similar proceeding or all or substantially all its assets become subject to a suit, levy, enforcement, or other legal process where a secured party maintains possession of such assets, has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger), seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets, has a secured party take possession of all or substantially all its assets, or takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts or (iii) if any representation or warranty made or deemed made by Customer under the Agreement proves false or misleading in any material respect when made or deemed made; (each of the foregoing, an “Event of Default”), Cowen is hereby authorized, in their discretion, to take Default Action. The Customer shall notify Cowen immediately in writing if any of the above Events of Default occur (or if any event occurs that with the passage of time or the giving of notice would become an Event of Default). If Cowen elects to sell any Collateral, buy in any property, or cancel any orders upon an Event of Default, such sale, purchase or cancellation may be made on the exchange or other market where such business is then usually transacted, or at public auction or at private sale, without advertising the same and without any notice of the time or place of sale to Customer or to the personal representatives of Customer, and without prior tender, demand or call of any kind upon Customer or upon the personal representatives of Customer, all of which are expressly waived. Cowen may purchase or sell the property to or from Cowen or third parties in whole or in any part thereof free from any right of redemption, and Customer shall remain liable for any deficiency. A prior tender, demand or call of any kind from Cowen, or prior notice from Cowen, of the time and place of such sale or purchase shall not be considered a waiver of Cowen’s right to sell or buy any Collateral at any time as provided herein.

(b)

Close-out. Upon the Close-out of any Contract with Cowen, the Close-out Amount for such Contract shall be due. If, however, Applicable Law would stay or otherwise impair the enforcement of the provisions of this Agreement or any Contract with Cowen upon the occurrence of an insolvency related Close-out or Event of Default, then Close-out shall automatically occur immediately prior to the occurrence of such insolvency related Close-out or Event of Default.

(c)

Setoff by Cowen. Upon an Event of Default by the Customer and its subsequent failure to cure pursuant to any applicable grace period, if any, Cowen is hereby authorized, in its discretion, to set off and otherwise apply any and all of the obligations of Cowen then due to Customer against any and all Obligations of Customer then due to the Cowen Entities (whether at maturity, upon acceleration or termination or otherwise). Without limiting the generality of the foregoing, upon the occurrence of the Close-out of any Contract with Cowen, Cowen shall have the right to net the Close-out Amounts due from the Cowen Entities to Customer and from Customer to the Cowen Entities, so that a single settlement payment (the “Net Payment”) shall be payable by one party to the other, which Net Payment shall be immediately due and payable (subject to the other provisions hereof and of any Contract with Cowen); provided that if any Close-out Amounts may not be netted against all other Close-out Amounts, such excluded Close-out Amounts shall be netted among themselves to the fullest extent permitted under Applicable Law. Upon the occurrence of a Close-out, the Cowen Entities may also (i) liquidate, apply and set off any or all Collateral against any Net Payment, payment, or Obligation owed to them under any Contract with a Cowen Entity and (ii) set off and net any Net Payment, payment or obligation owed by them under any Contract with a Cowen Entity against (x) any or all collateral or margin (or the Cash value thereof) posted by a Cowen Entity to Customer under any Contract with a Cowen Entity and (y) any Net Payment, payment or Obligation owed by Customer to a Cowen Entity (whether mature or unmatured, fixed or contingent, liquidated or unliquidated).

(d)

Reinstatement of Obligations. If the exercise of any right to reduce and set-off pursuant to this Agreement shall be avoided or set aside by a court or shall be restrained, stayed or enjoined under Applicable Law, the obligations in respect thereof shall be reinstated or, in the event of restraint, stay or injunction, preserved in at least the amounts as of the date of restraint, stay or injunction between any Cowen Entity, on the one hand, and Customer on the other, until such time as such restraint, stay or injunction shall no longer prohibit exercise of such right.

(e)	Cowen Consent. Cowen shall not make any payment to Customer in respect of a Close-Out Amount without the consent of each other Cowen Entity that has a security interest in such Close-Out Amount.

(f)

Default Interest. If the Customer does not pay a sum payable under or in connection with this Agreement when due, it shall pay interest on the amount from time to time outstanding in respect of that overdue sum for the period beginning on its due date and ending on the date of its receipt by Cowen, both before and after judgment, if obtained. Such interest shall be calculated from time to time at the rate per annum equal to the rate ordinarily charged to the Customer, plus additional interest in the amount of 2% per annum. All interest payable under this Section 12(f), which is not paid when due, shall be added to the overdue sum at the close of a Cowen charge period, as defined in the Truth-in-Lending disclosure statement, and shall itself bear interest accordingly.

13.	Indemnity -

(a)

General. Customer agrees to indemnify and hold Cowen harmless from and fully reimburse Cowen for any Indemnified Losses. The indemnities under this Section 13 shall be separate from and in addition to any other indemnity under any Contract with Cowen.

(b)

Delivery Failures. In case of the sale of any security, commodity, or other property by Cowen at the direction of Customer and Cowen’s inability to deliver the same to the purchaser by reason of failure of Customer to supply Cowen therewith, Customer authorizes Cowen to borrow or purchase any such security, commodity, or other property necessary to make delivery thereof. Customer hereby agrees to be responsible for any cost, expense or loss which Cowen may sustain thereby.

14.	Limitation of Liability -

(a)

General. Neither Cowen, nor any of its or their respective officers, directors, employees, agents or counsel, shall be liable for any action taken or omitted to be taken by any of them hereunder or in connection herewith except for the gross negligence or willful misconduct of Cowen. Cowen shall not be liable for any error of judgment made by it in good faith. Cowen may consult with any nationally-recognized external legal counsel of its choice and any action taken or suffered in good faith in accordance with the advice of such counsel shall be full justification and protection to them.

(b)

Third Parties. Cowen may execute any of its duties and exercise its rights hereunder by or through agents (which may include affiliates) or employees. Cowen shall not be liable for the acts or omissions of any subcustodian or other agent selected by it with reasonable care; provided that Cowen will be liable for the acts and omissions of any affiliate (or employee thereof) to the same extent as if such actions had been taken by Cowen. All transactions effected with a third party for Customer shall be for the account of Customer and Cowen shall have no responsibility to Customer or such third party with respect thereto. Nothing in this Agreement shall create, or be deemed to create, any third party beneficiary rights in any person or entity (including any investor or adviser of Customer), other than Cowen.

(c)

No Liability for Indirect, Consequential, Exemplary or Punitive Damages; Force Majeure. In no event shall (i) Cowen or Customer be held liable for indirect, consequential, exemplary or punitive damages or (ii) Cowen be held liable for any loss of any kind caused, directly or indirectly, by any Force Majeure Event.

15.	Taxes -

(a)

Withholding Tax. Except as required by Applicable Law, each payment by Customer and all deliveries of Margin or Collateral under this Agreement shall be made, and the value of any Margin or Collateral shall be calculated, without withholding or deducting any Taxes. If any Taxes are required to be withheld or deducted, Customer shall pay such additional amounts as necessary to ensure that the actual net amount received by Cowen is equal to the amount that Cowen would have received had no such withholding or deduction been required. Customer and Cowen each will provide the other party with any forms or documentation reasonably requested by the other party in order to reduce or eliminate withholding tax on payments made to the other party with respect to this Agreement. Cowen is hereby authorized to withhold Taxes from any payment in delivery made hereunder and remit such Taxes to the relevant taxing authorities to the extent required by Applicable Law.

(b)

Qualified Dividends. Customer acknowledges that, with respect to the reduced U.S. federal income tax rate that applies to dividends received from U.S. corporations and certain foreign corporations by individuals who are citizens or residents of the United States, (i) the individual must satisfy applicable holding period requirements in order to be eligible for the reduced tax rate; (ii) the reduced tax rate does not apply to substitute or “in lieu” dividend payments paid to shareholders by broker-dealers under margin or securities lending arrangements which permit the broker-dealers to borrow securities from investors; and (iii) the reduced tax rate may not apply to dividends received from certain corporations, including money market funds, bond mutual funds, and Real Estate Investment Trusts. Customer further acknowledges that although Customer may receive from Cowen a Form 1099-DIV indicating which dividends may qualify for the reduced tax rate, as required by applicable rules, Customer is responsible for determining which dividends qualify for the reduced tax rate based on Customer’s own tax situation.

16.	Notices; Instructions -

(a)

Notices. All notices and other communications provided hereunder shall be (i) in writing (including, for the avoidance of doubt, electronic mail) and delivered to the address of the intended recipient specified in the account application or to such other address as such intended recipient may provide or (ii) posted onto the website maintained by Cowen for Customer or (iii) in such other form agreed to by the parties. All communications sent to Customer, shall be deemed delivered to Customer as of (x) the date sent, if sent via facsimile, email or posted onto the Internet; (y) the date the messenger arrives at Customer’s address as set forth on the signature page hereof, if sent via messenger; or (z) the next Business Day if sent via mail, in each case, whether actually received or not. Failure by Customer to object in writing to any communication within five Business Days of delivery shall be deemed evidence, in the absence of manifest error, that such communication is complete and correct.

(b)

Instructions. Notwithstanding anything to the contrary, Customer agrees that Cowen may rely upon any authorized instructions or any notice, request, waiver, consent, receipt or other document which Cowen reasonably believes to be genuine and transmitted by authorized persons.

17.

Cowen Is Not An Adviser or Fiduciary - Customer represents that it is capable of assessing the merits (on its own behalf or through independent professional advice), and understands and accepts, the terms and conditions set forth in this Agreement and any transaction it may undertake with the Cowen Entities. Except as otherwise expressly agreed in writing, Customer acknowledges that (a) the Cowen Entities are not (i) acting as a fiduciary for or an adviser to Customer in respect of this Agreement or any transaction it may undertake with any Cowen Entity; (ii) advising it, performing any analysis, or making any judgment on any matters pertaining to the suitability of any transaction, or (iii) offering any opinion, judgment or other type of information pertaining to the nature, value, potential or suitability of any particular investment or transaction, (b) Cowen does not guarantee or warrant the accuracy, reliability or timeliness of any information that Cowen may from time to time provide or make available to Customer and (c) Cowen may take positions in financial instruments discussed in the information provided Customer (which positions may be inconsistent with the information provided) and may execute transactions for themselves or others in those instruments and may provide investment banking and other services to the issuers of those instruments or with respect to those instruments. Customer agrees that (x) it is solely responsible for monitoring compliance with its own internal restrictions and procedures governing investments, trading limits and manner of authorizing investments, and with the Applicable Law affecting its authority and ability to trade and invest and (y) in no event shall any Cowen Entity undertake to assess whether a Contract or transaction is appropriate or legal for Customer.

18.

Applicable Law, Enforceability - THIS AGREEMENT, ITS ENFORCEMENT, ANY CONTRACT (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY THEREIN), AND ANY DISPUTE BETWEEN COWEN AND CUSTOMER, WHETHER ARISING OUT OF OR RELATING TO CUSTOMER’S ACCOUNTS OR OTHERWISE INCIDENTAL TO SUCH ACCOUNTS OR THIS AGREEMENT, SHALL BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK. The parties hereto further agree that (i) the securities intermediary’s jurisdiction, within the meaning of Section 8-110(e) of the NYUCC, in respect of any securities account constituting Collateral or to which any Collateral is credited or in which any Collateral is held or carried and in respect of any Collateral consisting of security entitlements; (ii) the bank’s jurisdiction, within the meaning of Section 9-304(b) of the NYUCC, in respect of any deposit account constituting Collateral, or to which any Collateral is credited or in which any Collateral is held or carried; and (iii) the commodity intermediary’s jurisdiction, within the meaning of Section 9-305(b) of the NYUCC, in respect of any commodity account constituting Collateral, or to which any Collateral is credited or in which any Collateral is held or carried and in respect of any Collateral consisting of commodity contracts, is the State of New York and agree that none of them has or will enter into any agreement to the contrary. Customer and Cowen agree that, in respect of any Account maintained by Cowen, the law applicable to all the issues specified in Article 2(1) of the “Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (Hague Securities Convention)” is the law in force in the State of New York and agree that none of them has or will enter into any agreement to the contrary.

19.	Modification; Termination; Assignment -

(a)

Modification. Cowen may, to the extent any modification to the terms of this Agreement is required in order to comply with Applicable Law, amend the terms of this Customer Account Agreement on thirty (30) days’ written notice to Customer. Customer’s continued use of the account or the services provided hereunder following the expiration of such thirty (30) day notice period shall constitute acceptance of any such modification. Except as otherwise provided above in this Section 19(a), this Customer Account Agreement may not be amended except by a writing executed by all parties to this Customer Account Agreement.

(b)

Termination. Either Cowen or Customer may terminate this Agreement upon delivery of written notice to the other party, provided that Customer’s termination notice is only effective as of the date that all property held in the Accounts has been transferred and all Obligations satisfied. Sections 4 (Security Interest), 12 (Events of Default; Setoff), 13 (Indemnity), 14 (Limitation of Liability), 15 (Taxes), 18 (Applicable Law, Enforceability), 20(a) (Fees), 20(b) (Contingency), and 21 (Arbitration; Consent To Jurisdiction; Service of Process) and each representation made hereunder shall survive any termination.

(c)

Assignment. Cowen may assign this Agreement, its rights hereunder or any interest herein to any affiliate that is an SEC-registered broker dealer only with express written consent of Customer. Customer may not assign its rights under or any interest in (i) any Contract without the prior written consent of Cowen or (ii) this Agreement, including without limitation its right to any Close-Out Amount, without the prior written consent of Cowen. Any attempted assignment by Customer in violation of this Agreement shall be null, void and without effect. Cowen may disclose to its affiliates, agents and/or vendors or, subject to prior notice to the Customer, any other potential assignee or transferee or person who has entered or proposes to enter into contractual arrangements with it in relation to or concerning this Agreement such information about the Customer and this Agreement as is reasonably necessary and commercially reasonable.

20.	Miscellaneous -

(a)

Fees. Customer agrees to pay all brokerage commissions, markups or markdowns in connection with the execution of transactions and other fees for custody and other services rendered to Customer as determined by Broker. Customer authorizes Broker to pay itself or others for fees, commissions, markups and other charges, expenses and Obligations from any Account.

(b)

Contingency. The fulfillment of the obligations of Cowen to Customer under any Contract is contingent upon there being no breach, repudiation, or default (however characterized) by Customer which has occurred and, upon reasonable notice to Customer of any such breach, repudiation or default, is continuing under any Contract with Cowen.

(c)

Conversion of Currencies. Cowen shall have the right to convert currencies in connection with the effecting of transactions and the exercise of any of their rights hereunder in a commercially reasonable manner.

(d)	Truth-in-Lending Statement. Customer hereby acknowledges receipt of Cowen’s Truth-in-Lending disclosure statement. Interest will be charged on any debit balances in the Accounts in accordance with the methods described in such statement or in any amendment or revision thereto which may be provided to Customer. Any debit balance which is not paid at the close of an interest period will be added to the opening balance for the next interest period.

(e)

USA Patriot Act Disclosure. Cowen, like all financial institutions, is required by Federal law to obtain, verify and record information that identifies each customer who opens an account with Cowen. When Customer opens an account with Cowen, Cowen will ask for Customer’s name, address, date of birth, government-issued identification number and/or other information that will allow Cowen to form a reasonable belief as to Customer’s identity, such as documents that establish legal status.

(f)

Anti-Money Laundering. Customer understands and acknowledges that Cowen is, or may in the future become, subject to money laundering statutes, regulations and conventions of the United States or other international jurisdictions, and Customer agrees to execute instruments, provide information, or perform any other acts as may reasonably be requested by Cowen for the purpose of carrying out due diligence as may be required by Applicable Law. Customer agrees that it will provide Cowen with such information as Cowen may reasonably require to comply with applicable anti-money laundering laws or regulations. Customer understands, acknowledges and agrees that to the extent permitted by Applicable Law, Cowen may provide information, including confidential information, to the Financial Crimes Enforcement Network, a bureau of the U.S. Department of the Treasury, or any other agency or instrumentality of the U.S. Government, or as otherwise required by Applicable Law, in connection with a request for information on behalf of a U.S. federal law enforcement agency investigating terrorist activity or money laundering.

(g)

Money Market Funds. Customer agrees that with respect to transactions effected in shares of any money market fund and any other transactions listed in Rule 10b-10(b)(1) of the Exchange Act, Cowen may provide Customer with a monthly or quarterly written statement pursuant to Rule 10b-10(b) of the Exchange Act in lieu of an immediate confirmation.

(h)

No Waivers. No failure or delay in exercising any right, or any partial exercise of a right will operate as a waiver of the full exercise of that right. The rights provided in the Contracts with Cowen are cumulative and not exclusive of any rights provided by law.

(i)

Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered will be an original, but all of which counterparts will together constitute one and the same instrument.

(j)	Integration; Severability. This Agreement supersedes all prior agreements as to matters within its scope. To the extent this Agreement contains any provision which is inconsistent with provisions in any other Contract or agreement between Customer and Cowen, the provisions of this Agreement shall control except if such other Contract explicitly states that it is intended to supersede this Agreement by name, in which case such other Contract shall prevail. If any provision of this Agreement is or becomes inconsistent with Applicable Law, that provision will be deemed modified or, if necessary, rescinded in order to comply. All other provisions of this Agreement shall remain in full force and effect. To the extent that this Agreement is not enforceable as to any Contract, this Agreement shall remain in full force and effect and be enforceable in accordance with its terms as to all other Contracts.

(k)

Master Agreement. This Agreement, together with each Contract with Cowen and any supplements, modifications or amendments hereto or thereto, shall constitute a single business and contractual relationship among the parties with respect to the subject matter hereof.

(l)	Captions. Section designations and captions are provided for convenience of reference, do not constitute a part of this Agreement, and are not to be considered in its interpretation.

(m)

Recording of Conversations. Customer is aware that Cowen may record conversations between any of them and Customer or Customer’s representatives relating to the matters referred to in this Agreement and Customer has no objection and hereby agrees to such recording.

(n)

Proxy Disclosures. Any attempt to vote securities will be void to the extent that such securities are not in the possession or control of Cowen, including (i) securities not yet delivered to Cowen, (ii) securities purchased and not paid for by settlement date, and (iii) securities that either Cowen has hypothecated, re-hypothecated, pledged, re-pledged, sold, lent, or otherwise transferred in accordance with the terms hereof. Please be advised that for the purposes of proxy voting, Customer will not be notified that the securities are not in Cowen’s possession or control. Furthermore, Cowen will not notify Customer that a vote was void.

(o)

SIPC. Cowen is a member of the Securities Investor Protection Corporation (“SIPC”) through which customer accounts are protected in the event of a broker-dealer’s insolvency up to $500,000, including a maximum of $250,000 for free cash balances. SIPC is not the same as or a substitute for FDIC deposit insurance, and does not protect against declines in the market value of your securities. If you would like to contact SIPC to obtain a SIPC brochure or to obtain other information about SIPC, you may call SIPC directly at (202) 371-8300 or visit the SIPC website at www.sipc.org.

21.	Arbitration; Consent To Jurisdiction; Service of Process.

(a)             BY SIGNING THIS AGREEMENT, THE PARTIES AGREE AS FOLLOWS:

•    ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

•    ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT

REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

•    THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

•    THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD.

•    THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

•    THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

•    THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

•    NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL:

(i)    THE CLASS CERTIFICATION IS DENIED;

(ii)    THE CLASS IS DECERTIFIED; OR

(iii)   THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

Customer agrees that controversies arising between the Customer and Cowen, its or their control person(s), predecessors, subsidiaries and affiliates and all respective successors, assigns and employees, whether arising prior to, on or subsequent to the date hereof, shall be determined by arbitration. Any arbitration under this agreement shall be held at the facilities and before an arbitration panel appointed by the Financial Industry Regulatory Authority or any other self-regulatory organization of which Cowen is a member. Customer has the right to elect one of the foregoing organizations, but if Customer fails to make such election by certified letter delivered to Cowen at its main office before the expiration of ten days after receipt of a written request from Cowen to make such election then Cowen may make such election. Nothing in this agreement shall be construed as consent by Cowen to an award of punitive damages. The award of the arbitrators, or of the majority of them, shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

22.	Certain Definitions -

(a)

“Applicable Law” means all applicable laws, rules, regulations and customs, including, without limitation, those of all U.S. and non-U.S., federal, state and local governmental authorities, self-regulatory organizations, markets, exchanges and clearing facilities, in all cases where applicable. For the avoidance of doubt, Applicable Law shall include the SEC Letter, where applicable, and the federal securities laws.

(b)	“Business Day” means any day other than a Saturday, Sunday or other day on which the New York Stock Exchange is closed.

(c)

“Cash Balance” shall mean any cash balances in the Account(s) representing money owed to the Customer as a general obligation of Cowen upon demand. Cowen is not a bank or other depository institution. Cash Balances are not bank deposits and are not insured by the FDIC. The Cash Balance is the sum of the uninvested cash in Customer’s Account less the following: (i) funds necessary to pay for purchase transactions due to settle on or after the date the Cash Balance is to be determined; (ii) charges to the Account, including Electronic Funds Transfer and wire transfer charges; (iii) credit balances that are designated as collateral for Customer’s obligations to cover margin loans, short sales and/or options positions, or credit balances not otherwise payable on demand; and (iv) funds held in any Sweep Products.

(d)	“Close-out” means the termination, cancellation, liquidation, acceleration, or other similar action with respect to all transactions under one or more Contracts with Cowen.

(e)

“Close-out Amount” means with respect to each Contract with Cowen, the amount (expressed in U.S. Dollars or the U.S. Dollar Equivalent) calculated as payable by one party to the other upon Close-out of such Contract determined in accordance with the provisions of such Contract, or if no such provisions are specified, by following such procedures as Cowen determines in good faith are commercially reasonable and in accordance with industry practice.

(f)

“Collateral” means all right, title and interest of Customer in and to (i) each deposit, custody, securities, commodity or other account maintained by Customer with Cowen (including, but not limited to, any or all Accounts); (ii) any cash, securities, commodity contracts, general intangibles and other property which may from time to time be deposited, credited, held or carried in any such account, that is due to Customer from Cowen, or that is delivered to or in the possession or control of Cowen or Cowen’s agents and all security entitlements with respect to any of the foregoing; (iii) all of Customer’s right, title or interest in, to or under any Contract with Cowen, including obligations owed by Cowen (after any netting or set off, in each case to the extent enforceable, of amounts owed under such Contract); (iv) all of Customer’s security interests (or similar interests) in any property of Cowen securing Cowen’s obligations to Customer under any Contract with Cowen; (v) any property of Customer in which Cowen is granted a security interest under any Contract with Cowen or otherwise (howsoever held); (vi) all income and profits on any of the foregoing, all dividends, interest and other payments and distributions with respect to any of the foregoing, all other rights and privileges appurtenant to any of the foregoing, including any voting rights and any redemption rights, and any substitutions for any of the foregoing; and (vii) all proceeds of any of the foregoing, in each case whether now existing or owned by Customer or hereafter arising or acquired.

(g)

“Contract” means this Agreement and any agreement as to which Customer is a party, has any obligations or holds any rights, regardless of how documented and whether written or oral, together with all purchases and sales, agreements, instruments and other documents, including, without limitation, payment and delivery obligations, obligations relating to the extension of credit or to pay damages (including costs of cover) and payment of legal and other expenses incurred to perform or in connection with the enforcement of Contracts.

(h)

“Default Action” means (i) to terminate, liquidate and accelerate any and all Contracts with Cowen, (ii) to exercise any right under any security relating to any Contract with Cowen, (iii) to net or set off payments which may arise under any Contract with Cowen or other agreement or under Applicable Law, (iv) to cancel any outstanding orders for the purchase or sale or borrowing or lending of any securities or other property, (v) to sell, apply or collect on any or all of the Collateral (either individually or jointly with others), (vi) to buy in any securities, commodities or other property of which any Account of Customer may be short, and (vii) to exercise any rights and remedies available to a secured creditor under any Applicable Law or under the NYUCC (whether or not the NYUCC is otherwise applicable in the relevant jurisdiction).

(i)	“Electronic Funds Transfer” shall mean any transfer of funds that the Customer initiates or authorizes through an electronic payment system such as the Automated Clearing House Network.

(j)	“FDIC” shall mean the Federal Deposit Insurance Corporation.

(k)

“Force Majeure Event” means government restrictions, exchange or market actions or rulings, suspension of trading, war (whether declared or undeclared), terrorist acts, insurrection, riots, fires, floods, strikes, failure of utility or similar services, accidents, adverse weather or other events of nature (including but not limited to earthquakes, hurricanes and tornadoes) and any other conditions beyond Cowen’s control and any event where any communications network, data processing system or computer system used by Cowen or Customer or by market participants is rendered wholly or partially inoperable.

(l)

“Indemnified Losses” means any loss, claim, damage, liability, penalty, fine or excise tax (including any reasonable legal fees and expenses relating to any action, proceeding, investigation and preparation therefor) when and as incurred by Cowen, its or their affiliates, and its or their respective officers, directors, employees and agents (i) pursuant to authorized instructions received by Cowen from Customer or its agents, (ii) as a consequence of a breach by Customer of any covenant, representation or warranty hereunder, (iii) in settlement of any claim or litigation relating to Cowen acting as agent for Customer or (iv) in connection with or related to any Account, this Agreement, any Contract, any transactions hereunder or thereunder, any activities or services of Cowen in connection with this Agreement or otherwise (including, without limitation, (A) any technology services, reporting, trading, research or capital introduction services or (B) any DK or disaffirmance of any transaction hereunder). Notwithstanding the foregoing, “Indemnified Losses” shall not include any losses of Cowen resulting directly from any indemnified party’s gross negligence or willful misconduct.

(m)

“Obligations” means any and all obligations of Customer to Cowen arising at any time and from time to time under or in connection with any and all Contracts with Cowen (including but not limited to obligations to deliver or return Margin or other assets or property (howsoever described) under or in connection with any such Contract), in each case whether now existing or hereafter arising, whether or not mature or contingent.

(n)

“Related Person” means principals, directors and senior employees (in such official capacity as principal, director or senior employee, as the case may be) of (i) Customer, (ii) Customer’s affiliates, (iii) Customer’s investment manager or (iv) any person or entity for which Customer’s investment manager acts as investment manager.

(o)	“Taxes” means any taxes, levies, imposts, duties, charges, assessments or fees of any nature, including interest, penalties and additions thereto that are imposed by any taxing authority.

(p)

“U.S. Dollar Equivalent” of an amount, as of any date, means: in respect of any amount denominated in a currency, including a composite currency, other than U.S. Dollars (an “Other Currency”), the amount expressed in U.S. Dollars, as determined by Cowen, that would be required to purchase such amount (where Cowen would require Customer to deliver such Other Currency in connection with a Contract) or would be received for the sale of such amount of such Other Currency (where Cowen would deliver such Other Currency to Customer in connection with a Contract), as of such date at the rate equal to the spot exchange rate of a foreign exchange agent (selected in good faith by Cowen) at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) or such later time as Cowen in its reasonable discretion shall determine.

Exhibit (g)(5)

Exhibit B to the Customer Account Agreement – Prime Brokerage Terms

The Prime Brokerage Terms (the “PB Terms”) are entered into between Customer and Cowen. The PB Terms set forth certain additional terms and conditions on which Cowen will open and maintain Accounts for prime brokerage pursuant to the Base Account Agreement between Cowen and Customer. In the event of any inconsistency between any term of the PB Terms and the Base Account Agreement, the PB Terms shall control. All capitalized terms used but not defined herein shall have the meaning set forth in the Base Account Agreement. For the avoidance of doubt, “Applicable Law” shall include the SEC Letter.

1.

Prime Brokerage - Customer may maintain brokerage accounts with brokers other than Cowen (“Executing Brokers”) and may from time to time place orders with an Executing Broker, but designate Cowen as its “Prime Broker.”

(a)

Prime Brokerage Agreements with Executing Brokers. In connection therewith, Customer hereby requests that Cowen act as its Prime Broker and authorizes Cowen (x) to execute an agreement with each Executing Broker with whom Customer engages in prime brokerage transactions (a “Prime Brokerage Agreement”), (y) to provide and obtain any relevant information relating to Customer in order for Cowen to establish a prime brokerage relationship on Customer’s behalf with the Executing Brokers, and (z) to perform any necessary or useful act as Prime Broker in accordance with the Base Account Agreement, the PB Terms and Applicable Law. Customer understands that no order may be legally accepted by Cowen as Prime Broker from an Executing Broker with whom Cowen has not entered into a Prime Brokerage Agreement.

(b)

Settlement. Customer or its authorized representative will advise Cowen prior to the close of business (New York time) on trade date of the details of all transactions (the “Trade Data”) effected for it by an Executing Broker. Cowen is authorized to acknowledge, affirm, settle and clear all such transactions. Cowen is further authorized to undertake to resolve any unmatched trade report received by it from an Executing Broker; however, Customer shall remain responsible for the ultimate resolution and Cowen shall have no responsibility with respect to Trade Data not correctly transmitted to it on a timely basis by any person or entity. If Customer has instructed Executing Brokers to send trade confirmations to Customer in care of Cowen, Customer understands that such confirmations are available to Customer without charge upon request. Cowen may provide the Executing Brokers with any relevant information necessary in order for the Executing Brokers to settle such trades.

(c)

Minimum Net Equity. If Customer fails to maintain in its Accounts cash and securities with a ready market in an amount equal to or exceeding the minimum net equity required for prime brokerage customers under the SEC Letter for Customer (the “Minimum Net Equity”), and Customer does not bring its Accounts into compliance in accordance with Applicable Law, Cowen shall notify all Executing Brokers of this event and may be required by the SEC Letter to DK any transaction effected for Customer by an Executing Broker without notice to Customer, in which case all transactions of Customer for that day will be DK’d. Cowen will send a cancellation notification to Customer to offset the prior notification sent pursuant to Section 1(b) and Customer must settle outstanding trades directly with the Executing Brokers. “SEC Letter” means the Securities and Exchange Commission No-Action letter, dated January 25, 1994, relating to prime brokerage, as amended, supplemented, modified or replaced from time to time.

(d)

Settlement in Bulk. Cowen may commingle its prime brokerage transactions with those of other accounts managed by the investment manager of Customer (“sub-accounts”) for settlement in bulk in accordance with the investment manager’s instructions. If the net equity of any sub-account is below the Minimum Net Equity, Cowen may be required to DK the entire transaction, in which case, prior to the DK deadline established by the SEC Letter, the investment manager may (i) resubmit the bulk trade so as to exclude those securities which were originally allocated to the sub-account failing to meet the Minimum Net Equity requirement or (ii) if permissible, re-allocate the entire prime brokerage transaction to those sub-accounts meeting the Minimum Net Equity requirement.

2.	Software -

(a)

License; Use. Upon Cowen’s delivering to Customer, or making available for use by Customer, any computer software or application, as such may be delivered, made available, and modified by Cowen from time to time in its sole discretion (the “Software”), Cowen grants to Customer a personal, non-transferable and non-exclusive license to use the Software solely for Customer’s own internal and proper business purposes and not in the operation of a service bureau or other business outside of or in addition to Customer’s ordinary course of business. The Software includes all associated “Information” as that term is used in Section 2(g) hereof. The Software may include trade blotter functions, capital accounting functions, interfaces with other systems and accounting functions, a Customer website, and other software or communication or encryption systems that may be developed from time to time. Except as set forth herein, no license or right of any kind is granted to Customer with respect to the Software.

(b)

Ownership. Customer acknowledges that Cowen and its suppliers retain and have title and exclusive proprietary rights to the Software, including any trade secrets or other ideas, concepts, know-how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either), or other statutory or legal protections available in respect thereof. Customer further acknowledges that all or a part of the Software may be copyrighted or trademarked (or a registration or claim made therefore) by Cowen or its suppliers. Customer may not remove any statutory copyright notice or other notice included in the Software or on any media containing the Software. Customer shall not take any action with respect to the Software inconsistent with the foregoing acknowledgments.

(c)

Limitation on Reverse Engineering, Decompilation and Disassembly. Customer shall not, nor shall it attempt to decompile, disassemble, reverse engineer, modify, or create derivative works from the Software.

(d)

Transfer. Customer may not, directly or indirectly, sell, rent, lease or lend the Software or provide any of the Software or any portion thereof to any other person or entity without Cowen’s prior written consent. Customer may not copy or reproduce except to create a backup copy or to move the Software to a different computer.

(e)

Upgrades. The Software includes all updates or supplements to the Software and this Section 2 applies to all such updates or supplements, unless Cowen provides other terms along with the update or supplement.

(f)

Equipment. Customer shall obtain and shall maintain all equipment, software and services, including but not limited to computer equipment and telecommunications services, necessary for it to use the Software, and Cowen shall not be responsible for the reliability or availability of any such equipment, software or services.

(g)

Proprietary Information. The Software, any database and any proprietary data, processes, information and documentation made available to Customer (other than those that are or become part of the public domain or are legally required to be made available to the public) (collectively, the “Information”), are the exclusive and confidential property of Cowen or its suppliers. Customer shall keep the Information confidential by using the same care and discretion that Customer uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Base Account Agreement, the PB Terms or the Software license granted herein for any reason, Customer shall return to Cowen any and all copies of the Information that are in its possession or under its control.

(h)	Support Services. Other than the assistance provided in the Information, Cowen does not offer any support services in connection with the Software.

(i)	DISCLAIMER OF WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, COWEN AND ITS SUPPLIERS PROVIDE THE SOFTWARE TO

CUSTOMER, AND ANY (IF ANY) SUPPORT SERVICES RELATED TO THE SOFTWARE AS IS AND WITH ALL FAULTS; AND COWEN AND ITS SUPPLIERS HEREBY DISCLAIM WITH RESPECT TO THE SOFTWARE AND SUPPORT SERVICES ALL WARRANTIES AND CONDITIONS, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY (IF ANY) WARRANTIES, DUTIES OR CONDITIONS OF OR RELATED TO: MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, LACK OF VIRUSES, ACCURACY OR COMPLETENESS OF RESPONSES, RESULTS, WORKMANLIKE EFFORT AND LACK OF NEGLIGENCE. ALSO THERE IS NO WARRANTY, DUTY OR CONDITION OF TITLE, QUIET ENJOYMENT, QUIET POSSESSION, CORRESPONDENCE TO DESCRIPTION OR NON-INFRINGEMENT. THE ENTIRE RISK ARISING OUT OF USE OR PERFORMANCE OF THE SOFTWARE AND ANY SUPPORT SERVICES REMAINS WITH CUSTOMER.

(j)

EXCLUSION OF INCIDENTAL, CONSEQUENTIAL AND CERTAIN OTHER DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL COWEN OR ITS SUPPLIERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF PROFITS OR CONFIDENTIAL OR OTHER INFORMATION, FOR BUSINESS INTERRUPTION, FOR PERSONAL INJURY, FOR LOSS OF PRIVACY, FOR FAILURE TO MEET ANY DUTY INCLUDING OF GOOD FAITH OR OF REASONABLE CARE, FOR NEGLIGENCE, AND FOR ANY OTHER PECUNIARY OR OTHER LOSS WHATSOEVER) ARISING OUT OF OR IN ANY WAY RELATED TO THE USE OF OR INABILITY TO USE THE SOFTWARE, THE PROVISION OF OR FAILURE TO PROVIDE SUPPORT SERVICES, OR OTHERWISE, IN EACH CASE, SOLELY UNDER OR IN CONNECTION WITH ANY PROVISION OF THIS SECTION 2, EVEN IN THE EVENT OF THE FAULT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF CONTRACT OR BREACH OF WARRANTY OF COWEN OR ANY SUPPLIER, AND EVEN IF COWEN OR ANY SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL COWEN OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, ACTS OF WAR OR TERRORISM, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

(k)

Security; Reliance; Unauthorized Use. Customer will cause all persons using the Software to treat all applicable user and authorization codes, passwords and authentication keys with due care, and Customer will establish internal control and safekeeping procedures to restrict the availability of the same to duly authorized persons only. Cowen shall not be liable or responsible to Customer or any third party for any unauthorized use of the Software or of the user and authorization codes, passwords and authentications keys that may be used in connection with the Software.

(l)

Encryption. Customer acknowledges and agrees that encryption may not be available for any or all data or communications between Customer and Cowen. Customer agrees that Cowen may, at any time, deactivate any encryption features Cowen may in its sole discretion provide, without notice or liability to Customer.

(m)

Termination. Customer acknowledges and agrees that Cowen may, in its sole discretion, at any time, and without any notice or liability to Customer, suspend or terminate this license of the Software to Customer and deny Customer’s access to and use of the Software.

(n)	Other Terms and Conditions. Customer shall comply with all other terms and conditions that may be posted by Cowen on any website or web page through which Customer accesses or uses the Software or that may otherwise be delivered in any form to Customer in connection with its use of the Software. The use by Customer of the Software constitutes Customer’s acceptance of and agreement to be bound by all such other terms and conditions.

(o)	Compliance with Law. Customer shall comply with all Applicable Law applicable to Customer’s use of the Software.

3.

Termination of PB Terms - Cowen or Customer may terminate the PB Terms at any time for any reason by giving notice of termination to the other party. In the event of such termination, Cowen continues to have its rights under the SEC Letter to cease the clearance and settlement of any transactions for Customer executed but not settled prior to such notice of termination. The PB Terms shall terminate immediately upon the termination of the Base Account Agreement.

Exhibit C to the Customer Account Agreement – Electronic Trading Annex

This Electronic Trading Annex (the “Electronic Trading Annex”) is entered into between Customer and Cowen. The Electronic Trading Annex supplements the Customer Account Agreement between Cowen and Customer and sets forth additional terms and conditions pursuant to which Cowen has authorized Customer to place certain orders by electronic means for execution by or on behalf of Customer to be carried in one or more Cowen accounts (collectively, as used in this Electronic Trading Annex, the “Account”) (the foregoing, the “Electronic Trading Service”).

1. An initial list of individuals who are authorized to place orders directly with Cowen on behalf of Customer for the Account (each, an “Authorized Individual”) is attached hereto as Schedule A to this Electronic Trading Annex. This list may be updated from time to time by notice from Customer to Cowen. Cowen will accept orders using the Electronic Trading Service only from Authorized Individuals.

2. Customer acknowledges and agrees that Cowen may at any time and from time to time, at its absolute discretion, impose operating guidelines and restrictions on the use of the Electronic Trading Service by Customer and/or by any Authorized Individual. This may include: placing limits on transactions and orders, including without limitation placing limits on all or any of the following:

a. Cowen’s total exposure to Customer or any Authorized Individual;

b. the maximum order size and value that can be submitted by Customer, or any Authorized Individual;

c. the prices at which orders may be submitted using the Electronic Trading Service by Customer or any Authorized Individual; and

d. Cowen’s total exposure for orders transmitted by Customer or any Authorized Individual.

Customer on its own behalf and on behalf of each Authorized Individual agrees to abide by such limits. Limits imposed by Cowen shall be effective from the date of notice to Customer by Cowen. In the event that any limit is exceeded, Cowen shall have the right in accordance with the Base Account Agreement to liquidate any or all positions or investments carried in the Account to the extent required to reduce its exposure to within such limits. Where Cowen in its absolute discretion deems it necessary for its protection, the limits and any operating guidelines and restrictions may be amended without prior notice to Customer and Cowen will advise Customer of any such action by telephone/e-mail as soon as reasonably practicable thereafter.

3. Customer, on its own behalf and on behalf of each Authorized Individual, hereby accepts responsibility for and liability to Cowen with respect to all instructions, transactions, communications and orders given or made using the Electronic Trading Service provided that the same is placed or made using the password or other identifier (each, a “Password”) assigned to an Authorized Individual.

4. Customer on its own behalf and on behalf of each Authorized Individual:

a. agrees to operate the Electronic Trading Service with all due skill, care and diligence;

b. confirms that it has implemented, and shall at all times comply with, all controls relating to order entry and security of the Electronic Trading Service required by Cowen from time to time, including, without limitation, taking appropriate measures to keep each Password secure;

c. confirms and agrees that Cowen may rely on any instructions, transactions, communications and orders, including any oral or electronic instructions, that Cowen believes in good faith to be from Customer or any Authorized Individual; and

d. agrees that, in the event that Cowen suspects, discovers or has been notified that the Password has been disclosed to a third party (without Cowen’s express permission) or Customer or any Authorized Individual has notified Cowen that it has forgotten its Password, Customer will, at Cowen’s discretion, be supplied with a replacement Password as soon as reasonably practicable. Until the replacement Password is received, Customer and/or such Authorized Individual will be unable to give any orders, transactions, communications, or instructions via the Electronic Trading Service.

5. Cowen shall not be deemed to have received any instruction, transaction, communication or order through the Electronic Trading Service until Cowen has actual knowledge of such instruction, transaction, communication or order. Cowen shall not be required to send Customer acknowledgement of receipt of orders placed by Customer. For the avoidance of doubt, Customer acknowledges that where an order is placed through a third-party service provider, any acknowledgement of receipt of such order received by Customer from such third-party service provider is not binding on Cowen and shall not indicate that such order has been accepted for execution by Cowen.

6. Customer on its own behalf and on behalf of each Authorized Individual agrees that only those orders for which confirmation of execution (each a “Confirmation”) is given by Cowen or received through the applicable Electronic Trading Service are orders which have been executed. Confirmations will be provided to Customer by Cowen as provided in the Base Account Agreement.

7. Customer on its own behalf and on behalf of each Authorized Individual undertakes to comply at all times with all applicable laws and regulations including those of any relevant exchange, trading system, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, Inc. and any other applicable regulator, exchange, trading system or clearing house and all requirements imposed pursuant to such laws, rules or regulations (“Applicable Regulations”) and with any requirements that may be imposed from time to time by Cowen with respect to the Customer or Account for the purpose of ensuring or monitoring compliance with the limits or otherwise (the “Applicable Requirements”).

8. Customer on its own behalf and on behalf of each Authorized Individual agrees to provide to Cowen in a timely manner such information and documents in its or their possession or control as may be required by Cowen from time to time (and, if necessary, shall permit reasonable access to business records and premises) in connection with: (i) any request or other action addressed to Cowen by any court, exchange, trading system, clearing house, governmental, regulatory or self-regulatory authority having jurisdiction over Cowen or Customer with respect to any of the matters contemplated in this Electronic Trading Annex.

9. In the event that Customer suspects or becomes aware of any breach of any Applicable Regulations or Applicable Requirements (or any unauthorized use of or breach of security of the Electronic Trading Service) by any Authorized Individual or any other third party, Customer will notify Cowen immediately by telephone (and thereafter shall confirm such notification in writing), and hereby agrees to provide all information in connection with such breach or unauthorized access as Cowen may reasonably require. Cowen may, at its discretion, give to any regulatory or investigatory authority any information Cowen reasonably believes to be relevant about the loss, theft or misuse of any Password or the unauthorized use of the Electronic Trading Service. If permitted, Cowen will advise Customer of any such disclosure by telephone/e-mail (and will confirm in writing) as soon as reasonably practicable thereafter. Customer on its own behalf and on behalf of each Authorized Individual authorizes Cowen to take all such steps as Cowen may in its good faith discretion consider necessary or appropriate for Cowen to take to comply with Applicable Regulations and Applicable Requirements.

10. Customer agrees to indemnify and hold Cowen (and its affiliates, employees, officers, directors or agents) harmless from and against any and all losses, liabilities, damages, demands, claims, expenses and costs (including legal fees, interest and penalties, and (in relation to jurisdictions where the same is applicable) Value Added Tax (and similar taxes) suffered by Cowen (or any of its affiliates, employees, officers, directors or agents) directly or indirectly resulting from or relating to: (a) any breach by Customer, and/or an Authorized Individual of their respective duties or obligations under this Electronic Trading Annex; (b) the failure or alleged failure of Customer and/or an Authorized Individual to comply with Applicable Regulations and Applicable Requirements; or (c) any negligence, willful default or fraud of Customer and/or an Authorized Individual, in each case, except to the extent arising from any indemnified party’s gross negligence or willful misconduct. This indemnity shall survive termination of this Electronic Trading Annex.

11. Provided that Customer has notified Cowen in reasonable detail and in a timely manner of any problems experienced in use of the Electronic Trading Service, Cowen will use reasonable efforts to correct such problems in a reasonable period of time (but without further liability if Cowen is unable to do so). EXCEPT AS EXPRESSLY STATED IN THIS ANNEX, THE ELECTRONIC TRADING SERVICE IS PROVIDED “AS IS” AND AT CUSTOMER’S SOLE RISK, AND NEITHER COWEN NOR ANY AFFILIATE OR THIRD PARTY VENDOR OF COWEN MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY REGARDING THE ACCURACY OR RELIABILITY OF THE MARKET DATA, WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NON-INFRINGEMENT TO CUSTOMER OR ANY OTHER PERSON OR ENTITY

REGARDING THE ELECTRONIC TRADING SERVICE OR ANY INFORMATION CONTAINED IN OR PRODUCED BY THE ELECTRONIC TRADING SERVICE, NOR ANY WARRANTY THAT THE ELECTRONIC TRADING SERVICE OR ANY INFORMATION OR MATERIAL PROVIDED TO CUSTOMER WILL CONFORM TO ANY DESCRIPTION THEREOF PROVIDED BY COWEN, BE FREE FROM DEFECTS OR ERRORS, OR PERFORM ANY DESIRED OPERATIONS OR FUNCTIONS.

IN NO EVENT SHALL COWEN, ANY AFFILIATE OF COWEN, OR ANY LICENSOR, PROVIDER, OR VENDOR OF COWEN HAVE ANY LIABILITY TO CUSTOMER OR ANY OTHER PERSON OR ENTITY FOR LOSSES OR DAMAGES OF ANY KIND ARISING OUT OF CUSTOMER’S USE OF, OR INABILITY TO USE, THE SERVICE, REGARDLESS OF THE FORM OF ACTION (INCLUDING WITHOUT LIMITATION NEGLIGENCE OR STRICT LIABILITY), WHETHER COWEN HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED, THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.

Without limiting the foregoing, Customer will not hold Cowen, or any affiliate, officer, employee, or agent of Cowen, liable for (a) any error by Customer in inputting an order; (b) any error or malfunction occurring on an Electronic Trading Service or device provided, operated, or maintained by any exchange or clearinghouse; (c) any delay in acceptance, transmission, or confirmation of any order by the Electronic Trading Service; (d) rejection of any order by the Electronic Trading Service; or (e) the acts or omissions of any third parties or other acts or omissions beyond Cowen’s or its affiliates’ direct control. For the avoidance of doubt, licensors, providers, and vendors of Cowen that are not affiliates of Cowen will be considered such third parties. The limitations on Cowen’s liability contained herein do not apply to the gross negligence or willful misconduct by Cowen in acknowledging or processing orders entered through the Electronic Trading Service.

12. CUSTOMER ACKNOWLEDGES THAT SECURITY SAFEGUARDS, BY THEIR NATURE, ARE CAPABLE OF BEING CIRCUMVENTED AND COWEN AND ITS SUBSIDIARIES, AFFILIATES, AGENTS, VENDORS, THIRD PARTIES, AND LICENSORS DO NOT AND CANNOT GUARANTEE THAT CUSTOMER’S CUSTOMER DATA CANNOT BE ACCESSED BY UNAUTHORIZED PERSONS CAPABLE OF OVERCOMING SUCH SAFEGUARDS. IN PARTICULAR, THE DATA SERVICES MAY BE USED TO ACCESS AND TRANSFER INFORMATION, INCLUDING CUSTOMER’S CUSTOMER DATA, OVER THE INTERNET AND TO MAKE SUCH INFORMATION AVAILABLE TO CUSTOMER. CUSTOMER ACKNOWLEDGES AND AGREES THAT COWEN AND ITS SUBSIDIARIES, AFFILIATES, AGENTS, VENDORS, THIRD PARTIES, AND LICENSORS DO NOT OPERATE OR CONTROL THE INTERNET AND THAT: (I) VIRUSES, WORMS, TROJAN HORSES, OR OTHER UNDESIRABLE OR HARMFUL DATA OR SOFTWARE; OR (II) UNAUTHORIZED USERS (E.G., HACKERS) MAY ATTEMPT TO OBTAIN ACCESS TO AND DAMAGE THE DATA SERVICES AND CUSTOMER’S CUSTOMER DATA, WEB-SITES, COMPUTERS, AND NETWORKS. COWEN, AND THEIR RESPECTIVE SUBSIDIARIES, AFFILIATES, AGENTS, VENDORS, THIRD PARTIES, AND LICENSORS SHALL NOT BE RESPONSIBLE FOR ANY SUCH HARMFUL DATA OR SOFTWARE OR ACTIVITIES OR ANY DAMAGES RESULTING THEREFROM. CUSTOMER IS SOLELY RESPONSIBLE FOR THE SECURITY AND INTEGRITY OF YOUR CUSTOMER DATA, HARDWARE, SOFTWARE AND ELECTRONIC TRADING SERVICES.

13. Cowen (and its affiliates, employees, officers, directors or agents) shall not be liable for any loss or damage of any kind whatsoever incurred or suffered by Customer and/or any Authorized Individual (or any other third party) for the failure, interruption or delay in the performance of any of its obligations under the Base Account Agreement or this Electronic Trading Annex by reason of any cause beyond Cowen’s or its affiliates’ control, including but not limited to any act of God, war, riot, natural disaster, flood, strike, fire, insurrection, court order, industrial disputes; acts, omissions or regulations of any government or supranational bodies, authorities or regulatory bodies (whether in the US or elsewhere); delay, error, interruption, failure, omission, deletion or inaccuracy in the transmission or reporting of transactions or orders; suspension, restriction or termination of trading on or by any exchange or trading system; delay or change in market conditions before any particular transaction or order is effected; partial or total failure, breakdown, malfunction or illegal intervention of any transmission, telecommunications or other communications facility, computer services, processing systems, hardware, software, energy supply, or transport delays; or the failure of any relevant exchange, trading system, clearing house, broker and/or any other third party for any reason to perform its obligations.

14. Customer acknowledges that in the event the Electronic Trading Service is not available it has alternative arrangements for the transmission and execution of orders, instructions, transactions and communications.

15. If Customer fails to comply with the provisions of this Electronic Trading Annex or with the Customer Account Agreement, or if Cowen decides in its absolute discretion that it is necessary for its protection, Cowen may, or may take steps to cause any relevant exchange, trading system or other third party, restrict, suspend or terminate access to the Electronic Trading Service by Customer and/or any Authorized Individual temporarily or permanently without prior notice to Customer. Cowen will advise Customer of any such temporary or permanent restriction, suspension or termination by telephone/e-mail (and will confirm in writing) as soon as reasonably practicable thereafter. In the event that the access to the Electronic Trading Service is so restricted or suspended by Cowen, Customer agrees, on its own behalf and on behalf of each Authorized Individual immediately upon notice of restriction or suspension from Cowen: (i) to cease use of the Electronic Trading Service; (ii) not to place any orders via any third party service provider; and (iii) not to use or attempt to use the Electronic Trading Service until after receipt of written notice from Cowen that it may do so. If Customer places an order via a third party service provider after being notified of the restriction, suspension or termination of Customer’s access to the Electronic Trading Service, the receipt by Customer of any acknowledgment of receipt or similar message generated by a third party service provider in relation to any such order shall not be binding on Cowen and shall not be evidence that an order has been accepted for execution by Cowen.

16. For the avoidance of doubt, if Cowen exercises any of its rights under this Electronic Trading Annex in relation to changes in limits, operating guidelines or restrictions in relation to any Customer or Customers, Cowen shall have no liability or responsibility for any outstanding instructions, transactions and orders of such Customer(s) that do not comply with the limits, operating guidelines or restrictions as so modified.

17. Cowen’s failure to exercise or enforce any right or provision of this Electronic Trading Annex or the Customer Account Agreement shall not constitute a waiver of such right or provision. If any provision of this Electronic Trading Annex or the Customer Account Agreement is found by a court of competent jurisdiction to be invalid, the parties hereby agree that the court should endeavor to give effect to the parties’ intentions as reflected in the relevant provision, and that the other provisions of this Electronic Trading Annex or the Customer Account Agreement, as applicable, remain in full force and effect.

18. Customer acknowledges that in the event that the Base Account Agreement is terminated for any reason whatsoever, this Electronic Trading Annex shall be deemed to terminate at the same time. Termination shall be without prejudice to the accrued rights of the parties as at the date of such termination.

19. In the event of any conflict between any term of this Electronic Trading Annex and any term of the Base Account Agreement, this Electronic Trading Annex shall prevail.

20.    Risk disclosure statements: Customer hereby acknowledges receipt of (i) a Direct Order Transmittal Client Disclosure Statement advising customer of the additional risks customer may be assuming in placing orders directly with a foreign broker. and (ii) an Electronic Trading and Order Routing Systems Risk Disclosure Statement.

Exhibit D to the Customer Account Agreement – Truth-in-Lending Statement

Rule 10b-16 of the Securities Exchange Act of 1934, as amended, requires a broker who extends credit to a customer in connection with any security transaction to furnish the customer with information describing the terms, conditions and methods pursuant to which interest charges are made.

Interest will be charged on all accounts for any credit extended to or maintained for customers by Cowen for the purpose of purchasing, carrying or trading in securities or otherwise.

The rate of interest you will be charged will vary based on your daily debit balance and the daily margin interest rate. The daily margin interest rate will equal the Overnight Bank Fund Rate, as published by the NY Federal Reserve (the “OBFR”), plus 600 basis points or except as we may otherwise agree with you in writing from time to time. International balances may be subject to different and/or local benchmarks.

The OBFR will change from time to time without prior notice to you. Notice of any change in the spread over the OBFR that Cowen may charge you will be provided at least 30 calendar days prior to such change taking effect.

In determining the daily debit balance and the resulting rate of interest, we will combine the debit and credit balances in all accounts, except short account balances (interest on short account balances is separately payable from Cowen to customer). Interest on debit balances is computed daily by multiplying the daily debit balance of the account by the applicable interest rate in effect on that day and dividing by 360. Interest charged during the interest period is the total of such daily computations.

Your monthly statement will show the dollar amount of interest and the interest rate charged to your account. An interest cycle will cover the preceding calendar month.

All securities or other property held by us in any of your accounts are collateral for any debit balances. This means securities or other assets in any of your accounts can be sold, withdrawn, transferred or converted to reduce or liquidate entirely any debit balances in your accounts, as authorized in your margin agreement.

If there is a decline in the market value of the securities or other assets which are collateral for your debits, it may be necessary for us to request additional margin. Ordinarily, a request for additional margin will be made when the equity in the margin account (the market value of the securities or other assets in the account in excess of the debit balances) falls below our margin maintenance requirements, which may change from time to time without notice. We retain the right to require additional margin any time we deem it desirable. Margin calls can be met by delivery of cash or additional securities.

D-1

Exhibit E to the Customer Account Agreement – Margin Disclosure Document

Important Information About Using Margin

This document is being furnished to provide you with some basic information about purchasing securities on margin, and to alert you to the risks involved with trading securities in a margin account. Before trading securities in a margin account, you should carefully review the margin terms in your account application and agreement. Contact Cowen regarding any questions or concerns you may have with your margin accounts.

When you purchase securities, you may pay for the securities in full or you may borrow all or part of the purchase price from your brokerage firm. If you choose to borrow funds, you will open a margin account with Cowen and Company, LLC (“Cowen”). The securities in your account are Cowen’s collateral for the loan to you. If the securities in your account decline in value, so does the value of the collateral supporting your loan, and, as a result, Cowen can take action, such as issue a margin call and/or sell securities or other assets in any of your accounts held with Cowen, in order to maintain the required equity in the account. Cowen may also take action to sell securities or other assets in your accounts held with Cowen and with certain Cowen affiliates.

It is important that you fully understand the risks involved in trading securities on margin. These risks include the following:

• You can lose more funds than you deposit in the margin account. A decline in the value of securities you purchased on margin may require you to provide additional funds or marginable securities to Cowen to avoid the forced sale of any securities or assets in your account(s).

• Cowen can force the sale of securities or other assets in your account(s). If the equity in your account falls below the maintenance margin requirements or Cowen’s higher “house” requirements, Cowen can sell the securities or other assets in any of your accounts held at Cowen to cover the margin deficiency. Cowen may also take action to sell securities or other assets in your accounts held with Cowen and certain Cowen affiliates. You will be responsible for any shortfall in the account after such a sale, possibly including Cowen’s costs related to collecting the shortfall. If you are a director, officer or 10% shareholder of an issuer whose securities Cowen sells to cover a margin deficiency in your account, you could be liable to this issuer for profits from the forced sale, as compared with any purchases you may have made of securities of the same issuer within six months of the sale. (Note that you could receive such a profit even if a shortfall remains in the account after the sale.)

• Cowen can sell your securities or other assets without contacting you. Some investors mistakenly believe that a firm must contact them for a margin call to be valid, and that the firm cannot liquidate securities or other assets in their accounts to meet a margin call unless the firm has contacted them first. This is not true. Most firms will attempt to notify their customers of margin calls, but they are not required to do so. In addition, even if a firm has contacted a customer and provided a specific date by which the customer can meet a margin call, the firm can still take necessary steps to protect its financial interests prior to that date, including immediately selling the securities without notice to the customer.

• You are not entitled to choose which securities or other assets in your account(s) are liquidated or sold to meet a margin call. Because the securities and any other assets in your account(s) are collateral for the margin loan, Cowen has the right to decide which assets to sell in order to protect its interests.

• Cowen can increase its “house” maintenance margin requirements at any time and is not required to provide you advance notice. These changes in firm policy often take effect immediately

E-1

and may result in the issuance of a maintenance margin call. Your failure to satisfy the call may cause Cowen to liquidate or sell securities or any other assets in your account(s).

• You are not entitled to an extension of time on a margin call. While an extension of time to meet margin requirements may be available to customers under certain conditions, a customer does not have a right to the extension.

• Short selling is a margin account transaction and entails the same risks as described above. Cowen can effect a buy-in of securities in your account to cover a short position without contacting you, and may use all or any portion of the assets in your account to make such a purchase. If the assets in your account are not sufficient to cover the cost of such a purchase, you will be responsible for any shortfall, possibly including Cowen’s costs in collecting the shortfall.

• Cowen can loan securities held in your margin account which collateralize your margin borrowing. In connection with the extension or maintenance of margin credit, subject to the limitations set forth in the Base Account Agreement and applicable law (including Rule 15c3-3), Cowen may loan securities in your margin account to itself or to others. As a result of these loans, you may not be entitled to receive certain benefits of a securities owner, such as the ability to exercise voting rights and/or receive interest, dividends, and/or other distributions with respect to the securities loaned. While a security in your account is loaned, you may only be allocated and receive substitute payments in lieu of such interest, dividends, and/or other distributions. Substitute payments may not be afforded the same tax treatment as actual interest, dividends, and/or other distributions, and you may incur additional tax liability for substitute payments that you receive. Cowen may allocate substitute payments in any manner permitted by law, rule, or regulation, including, but not limited to, by means of a lottery allocation method. You are not entitled to any compensation in connection with securities loaned from your account or for additional taxes you may be required to pay as a result of any tax treatment differential between substitute payments and actual interest, dividends, and/or other distributions.

• In addition to market volatility, the use of bank card, check writing and similar features with your margin account may increase the risk of a margin call.

• Cowen may use certain securities in your account in connection with short sales and may receive compensation in connection therewith.

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Exhibit F to the Customer Account Agreement – Electronic Delivery Consent

This Consent to Electronic Delivery (the “Electronic Consent”) is part of the Customer Account Agreement. Unless otherwise defined in this Electronic Consent, defined terms have the same meaning as set forth in the Customer Account Agreement. In the event any provision in this Electronic Consent conflicts or is inconsistent with any provision of the Agreement, the provisions of this Electronic Consent shall control for matters or services related to this Electronic Consent. For the purpose of this Electronic Consent, any reference to “Customer” shall also refer to any agent appointed and authorized by the Customer in the new account application. This Electronic Consent sets forth certain additional terms and conditions under which Cowen will deliver Account Communications (defined below) electronically, via e-mail, file transfer protocol, Cowen portal, CD-Rom/DVD or any other similar method when such delivery is available (collectively, “Electronic Services”).

1.

Consent to Delivery via Electronic Services. Each of Customer and Cowen hereby consents to receiving all communications and notices from the other party electronically. For this purpose, “Account Communications” shall consist of all current and future prospectuses and other disclosure documents, proxy solicitations, account statements, trade confirmations, margin and maintenance calls, privacy notices, disclosures, regulatory communications and other information, notices and documents delivered by the issuers of the securities in which Customer invests. Account Communications may be provided via the Electronic Services; provided, that in no event shall notices pursuant to Section 12 of the Customer Account Agreement be sent via the Electronic Services. Furthermore, Customer authorizes Cowen to deliver Account Communications to Customer by sending Customer a notice, which may be in the form of an email containing a hyperlink or other instructions that directs Customer to a website that contains Account Communications which can be read and printed. Customer agrees that the sending of such notice by Cowen will constitute good and effective delivery of the Account Communications to Customer, regardless of whether Customer actually accesses the website containing the Account Communications. Customer’s consent extends to all Account Communications; however, not all Account Communications may be available for delivery via the Electronic Services. Customer will be notified in advance, by e-mail or otherwise, when new categories of Account Communications are available for delivery via Electronic Services, at which time Customer may stop receiving paper versions of those Account Communications. Customer acknowledges that Customer may incur expenses (such as online service provider charges) associated with Customer’s use of the Electronic Services and agrees that Customer will be solely responsible for all such expenses. In addition, Customer acknowledges and agrees that:

(a)

Customer’s consent is effective immediately and will remain in effect unless and until either Customer or Cowen revokes it. Customer may revoke this consent to delivery via Electronic Services with respect to all Account Communications at any time by giving Cowen written notice of such revocation. Cowen may, but is not required to, send Customer paper copies of any Account Communications that it is entitled to deliver to Customer via Electronic Services. Furthermore, at Customer’s written request, Cowen will send paper copies of any Account Communications that the law requires Cowen to provide. Customer may request paper copies of Account Communications by contacting Cowen. Customer agrees, however, that if Customer revokes or suspends its consent or requests paper copies of Account Communications, Cowen may charge a reasonable service charge for the delivery of paper copies of any Account Communications that would otherwise be delivered to Customer electronically, restrict or terminate Customer’s access to the Electronic Services, or eliminate product features of Customer’s Account. Customer agrees, however, that neither Customer’s revocation of consent, request for paper copies, nor Cowen’s delivery of a paper copy will imply that the previous delivery of the Account Communications via Electronic Services did not constitute good and effective delivery.

(b)

Each party will notify the other party immediately in writing of any change in such party’s e-mail address, IP address, facsimile number or any other electronic delivery address agreed between Customer and Cowen. Customer may provide notice of a change in its electronic delivery address by giving written notice to Cowen. Until a party has received and had a reasonable time to act on any notice of a change, a party may continue to send Account Communications and other notices to the other party’s previous e- mail address, IP address, facsimile number or other electronic address, and any such Account Communications will be deemed to have been delivered to the other party, whether or not the other party has actually received it.

(c)

The Account Communications and other information delivered via Electronic Services may be formatted in Adobe Acrobat’s portable document format (“PDF”), hypertext mark-up language (“HTML”) or other file formats Cowen deems reasonably appropriate. In order to view or print documents provided in PDF, Customer will

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have to obtain the Adobe Acrobat Reader, which is available free of charge at Adobe’s website and install it on Customer’s computer. If Cowen changes to a format other than HTML or PDF, it will provide Customer with reasonable advance notice, a statement of any new hardware and software requirements for accessing and retaining the information, and access to appropriate software and technical assistance if necessary. Customer is responsible for having any necessary hardware, software or other technology to access any information sent via Electronic Services, including a printer or other device to download and save any Account Communications that Customer may wish to retain.

2.

Internet Communications. Each party will take measures that it believes are appropriate to protect the confidentiality of information that it transmits to the other party over the Internet. Each party acknowledges, however, that the Internet is not a secure network and that communications transmitted over the Internet may be accessed by unauthorized or unintended third parties. Customer further acknowledges that Cowen may be unable to assist with problems that result from difficulties that Customer may encounter while logging on to or accessing the Account Communications delivered via Electronic Services; provided, that if Customer is unable, after reasonable efforts, to access any Account Communications delivered via Electronic Services, then Cowen shall provide such Account Communications at no cost through another method mutually agreed between the parties.

Exhibit G to the Customer Account Agreement – Options Supplement

This supplement (the “U.S. Options Supplement”) is entered into between Customer and Cowen. This U.S. Options Supplement sets forth certain additional terms and conditions on which Cowen will open and maintain Accounts for options pursuant to the Customer Account Agreement.

The following sets forth Customer’s and Cowen’s respective rights and obligations arising from Cowen’s handling, purchasing, selling, assigning, exercising and/or endorsing listed equity and index options, including puts and/or calls, or variations thereof (“options”), for the account of the above listed Customer. In connection with such transactions for Customer’s account, Customer agrees and represents as follows:

1.

Customer consents to the delivery of the brochure entitled “Characteristics and Risks of Standardized Options” and/or other options disclosure document(s), including updates or amendments thereto (“ODD”), by e-mail, CD-ROM, on an internet website or any other reasonable electronic medium now existing or hereafter created, and in any format, including Adobe Acrobat. Customer understands and agrees that Customer’s consent to such electronic delivery will remain in effect unless and until Customer revokes it by providing written notice to Cowen. Customer also understands and agrees that Customer may request delivery of a paper copy of the ODD at any time and that such request does not constitute revocation of this consent. Customer has received from Cowen, has read and understands the ODD, including but not limited to the information therein regarding position limits and exercise limits, the purposes and risks of transactions in options and the secondary market in options.

2.

Customer agrees to pay to Cowen, as Cowen directs, (a) all applicable transaction fees, charges and premiums and any fines, penalties or other charges imposed by any securities exchange, clearing house or other regulatory or self-regulatory organizations in connection with any options transactions executed hereunder; (b) the amount of any trading loss that Cowen may incur from options transactions executed by Cowen on Customer’s behalf; and (c) any debit balance owing with respect to Customer’s account(s), and interest and service charges on any such debit balances at the rates then charged by Cowen, together with Cowen’s costs and reasonable attorney’s fees incurred in collecting any such debit balance.

3.

With respect to any options transactions entered into pursuant to this U.S. Options Supplement, Customer hereby grants to Cowen a continuing first priority perfected security interest in, lien on and right of set-off with respect to all securities, other investment property, cash and other assets or property held in any of Customer’s account(s) with any Cowen Entity or held in an account at a third-party bank and relating to any such options transactions (the “Account(s)”), including the proceeds thereof (the “Collateral”), to secure the discharge of all of Customer’s indebtedness and obligations to Cowen under this U.S. Options Supplement, applicable law, rule or regulation or any other applicable agreement entered into in connection with any such options transactions, including but not limited to Customer’s obligations to pay any premium with respect to any offsetting option transaction and reasonable attorneys’ fees and costs which Customer may incur. All Collateral delivered to Cowen shall be free and clear of all prior liens, claims and encumbrances, and Customer will not cause or allow any of the Collateral, whether now owned or hereafter acquired, to be or become subject to any liens, claims, security interests or encumbrances of any nature other than the security interest created in Cowen’s favor hereunder. Customer shall execute such documents and take such other action as Cowen shall reasonably request in order to perfect Cowen’s rights with respect to any such Collateral. In addition, Customer appoints Cowen as Customer’s attorney-in-fact to act on Customer’s behalf to sign, seal, execute, and deliver all documents, and do all such acts as may be required, to realize upon all rights in the Collateral. Customer hereby instruct any third-party bank holding any Collateral that it is to comply with Cowen’s instructions and entitlement orders without further consent from Customer.

4.

In effecting options transactions through Cowen, Customer is aware of and agrees to be bound by the rules of The Options Clearing Corporation (“OCC”), the Securities and Exchange Commission and the various securities exchanges, the Board of Governors of the Federal Reserve Board and other securities self-regulatory organizations having jurisdiction over options transactions. Without limiting the foregoing, Customer agrees not to violate, either acting by itself (through Cowen or otherwise) or in concert with others, directly or indirectly, the rules of such organizations regarding position limits and/or exercise limits. Customer further expressly authorizes Cowen to liquidate any of Customer’s options positions and foreclose on and apply Collateral without notice to Customer and without Customer’s consent, in Cowen’s sole discretion, if and when Customer’s open positions exceed applicable position limits so as to reduce such open positions to a level that is in compliance with such limits or if Customer fails to fulfill any of Customer’s obligations hereunder or under any other agreement with Cowen. Customer will bear and be solely responsible for any losses associated with such a reduction or liquidation or foreclosure.

5.

Customer agrees that Cowen shall not be liable for delays in the transmission of orders or instructions due to the breakdown, interruption or failure of transmission or communication facilities, order routing, order management or order execution systems, account reconciliation, recordkeeping or risk management systems, or any other cause beyond Cowen’s control, including any mistake, error, system or technology malfunction or flaw, negligence or misconduct of a securities exchange or clearing house or their officers, directors, employees or agents.

6.

(a) Customer understands that Customer is fully responsible for taking action to exercise Customer’s option contracts. Customer hereby agrees to waive any and all claims for damages or loss, which Customer might have against Cowen because an option was not exercised. Customer understands that Customer’s options will become worthless if Customer does not deliver instructions to exercise by Cowen’s established exercise cut-off times, which may be different than exercise cut-off times established by the securities exchanges, markets and clearing houses. Customer is aware that the OCC has established thresholds for equity and index option contracts whereby all expiring contracts at or above the $.01 threshold will be automatically exercised, unless Cowen, at Customer’s written direction, instructs the OCC otherwise.

(b) Customer understands that Cowen randomly assigns exercise notices to all customers. All American-style (an option that may be exercised at any time) short option positions are subject to assignment at any time, including positions established on the same day that exercises are assigned, while European-style (an option that may be exercised only on a specified exercise date) short option positions are only subject to assignment upon expiration. Exercise assignment notices are allocated randomly from among all of Cowen’s customers’ short option positions which are subject to exercise.

7.

Customer represents and warrants to Cowen that (i) options trading is suitable for Customer in light of Customer’s investment objectives, financial situation, needs, investing experience and knowledge and risk tolerance, (ii) Customer is aware and acknowledges that options trading may be highly speculative and involves a high degree of risk (including without limitation the risks described in the ODD) and that on certain trading days, trading may cease with a resultant financial disadvantage to Customer, (iii) Customer is willing and able to evaluate, carry and bear the financial risks attendant to options trading, and (iv) Customer understands that Cowen is relying upon these representations and warranties and the financial and other information that Customer has provided or will provide to Cowen. Customer will promptly notify Cowen of any material changes that take place in any information furnished to Cowen, including Customer’s investment objectives, financial situation and/or needs, prior to effecting any additional opening purchase or sale transactions hereunder.

8.

Customer understands that all index option exercises are settled by the cash payment and not by the delivery of securities; and that all index option exercises are based on the closing index value and that any “in the money” index options exercised prior to the availability of the closing index value face the risk of closing out of the money due to a subsequent adverse change in the index value.

9.

Customer agrees to comply with all applicable laws, rules and regulations relating to long and short sales, including, without limitation, the requirement that no short sale shall be effected through an executing broker unless Customer has first determined that the securities are available for delivery. Customer understands that it is unlawful for any person to submit an order to sell an equity security if such person deceives a broker-dealer, participant of a registered clearing agency, or purchaser regarding its intention or ability to deliver the security on the date delivery is due, and such person fails to deliver the security on or before the date delivery is due. Customer agrees to designate sell orders in equity securities as either “long” or “short.” Unless the sell order is specifically designated as “short” by Customer, Customer’s placing of a sell order with Cowen shall constitute Customer’s designation of the sale as “long,” Customer’s certification that the securities to be sold are owned by Customer, and Customer’s warranty that Customer will deliver such securities on or before the settlement date. If Cowen is unable to deliver securities because of Customer’s failure to satisfy any of Customer’s obligations hereunder, then Customer authorizes Cowen to purchase or borrow the securities necessary to make delivery.

10.

Customer acknowledges that when Cowen sends Customer’s orders to a securities exchange for execution, such orders may be matched with a bid or offer from Cowen in Cowen’s capacity as a market-maker or trader on such securities exchange. Customer hereby consents to the execution of all or part of Customer’s orders under such circumstances. Customer further acknowledge that (a) there may be instances when Cowen acts as agent on Customer’s behalf in connection with an order that is matched at random with a bid or offer from Cowen in an electronic trading system, and (b) the confirmation with respect to such executions will reflect Cowen’s acting in an agency capacity.

11.

Customer understands that before writing any option Customer must have in Customer’s account a minimum equity or appropriate position in such amounts as Cowen may specify from time to time, and that withdrawals of cash or securities will not be permitted from the account that would either reduce the equity or position below Cowen’s requirements. Customer further understands that any orders to sell any securities held in Customer’s account pursuant to such minimum maintenance requirements may be refused by Cowen in Cowen’s sole discretion, and Customer shall not hold Cowen liable for any loss that Customer may sustain due to Cowen’s refusal to permit the sale of said securities during such period. Customer also acknowledges and agrees that, at any time in Cowen’s sole discretion, Cowen may restrict or prohibit any options trading by Customer, refuse to execute, facilitate or effect any transaction for Customer’s account, revoke or cancel any accommodation or credit extended or made available to Customer or Customer’s account hereunder, or close Customer’s account.